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
J.P. Morgan & Co. Incorporated
60 Wall Street
New York, NY 10260-0060
NYSE: symbol: JPM
News release: IMMEDIATE October 18, 2000
__________________________________________________________________________________
Press contact: Joseph M. Evangelisti 212/648-9589
Investor contact: Ann B. Patton 212/648-9446
J.P. Morgan reports third quarter 2000 earnings
J.P. Morgan today reported third quarter net income of $514 million, up from $442 million in the third quarter of
1999. Earnings per share were $2.77, an increase of 25% from $2.22 a year ago. Return on common equity was
18% in the quarter compared with 16% in the third quarter of 1999.
Net income for the first nine months of 2000 was $1.684 billion compared with $1.546 billion in the same period a
year ago. Earnings per share were $9.05 compared with $7.76, an increase of 17%. Return on common equity
increased to 20% from 19% in the first nine months of 1999.
Merger Announcement
On September 13, 2000, The Chase Manhattan Corporation and J.P. Morgan & Co. Incorporated
announced that
they have agreed to merge. The merged firm will be named J.P. Morgan Chase & Co. The transaction is
expected to be accounted for as a pooling of interests and to be tax-free to J.P. Morgan and
Chase stockholders.
The deal is expected to close by the end of the first quarter of 2001 and is subject to approval by shareholders of
both companies, as well as by U.S. Federal and state and foreign regulatory authorities.
Highlights for the third quarter:
o Economic value added (EVA) was $227 million, an increase of 170% over the prior year's quarter
o Revenues of $2.322 billion rose 17% from a year ago
o Asset Management Services revenues rose 11% on strength in private banking
o Investment Banking revenues increased 16% on growth in capital raising and advisory fees
o Combined revenues in Equities, Interest Rate Markets, and Credit Markets increased $222 million
o Proprietary Positioning revenues of $310 million were strong while Equity Investment revenues of $14
million reflected weakness in the telecommunications sector
o Expenses of $1.609 billion increased 20%
"The diversification of our franchise across markets, products, and regions produced solid results for the
quarter," said Douglas A. Warner III, chairman. "As the work on our merger with Chase progresses, we are
increasingly optimistic about the growth opportunities and synergies we can realize from our complementary
strengths and expanded client franchise.".J.P. Morgan & Co. Incorporated 2
Business segment results
Asset Management Services revenues in the third quarter were $390 million, an increase of 11%
over the
prior-year period. Private banking revenues were the primary driver of the increase. Revenues from
institutional investment management and our equity investment in American Century also rose.
Assets under
management grew 15% from a year ago to approximately $373 billion at September 30, 2000. This excludes
$114 billion of assets under management at American Century, in which we have a 45% interest.
Investment Banking revenues were $426 million in the quarter, up $60 million from the year-ago quarter.
Advisory, capital raising, and derivatives origination activities contributed to the increase.
For the first nine
months of 2000, Thomson Financial Securities Data ranked J.P. Morgan sixth in completed worldwide mergers
and acquisitions, with a market share of 16.2%. This compares with a rank of sixth for the 1999 nine months
and a share of 13.1%. We ranked sixth among U.S. lead equity underwriters with a market share of 4.3%,
compared with sixth and a market share of 5.5% in the 1999 year-to-date period.
Equities revenues increased 78% to $448 million over the prior-year quarter, with equity derivatives the largest
contributor to this sector. Revenues from equity derivatives doubled, reflecting sharply higher trading gains
across all regions as well as increased client demand, particularly in Europe. Cash equities increased more than
50% on higher volumes in both the U.S. and Europe.
Interest Rate and Currency Markets revenues increased 33% to $426 million over the prior-year quarter
because of significantly improved derivatives trading results, primarily in Europe. In the year-ago quarter we
had very weak trading results, mainly associated with European markets. Compared to the prior year's quarter,
client flows were weaker across most interest rate and currency markets.
Credit Markets revenues were $346 million, down 19% from the prior-year period. While revenues from
activities in debt capital markets, structured finance, and Latin America rose, this increase was more than offset
by lower revenues from managing our credit risk portfolio. This quarter we recognized valuation gains from
improved credit quality in our portfolio, although a lower amount than in last year's quarter, and we recorded
mark-to-market losses of approximately $100 million on an equity position taken in a debt restructuring.
Equity Investments revenues were $14 million in the third quarter. The results included realized gains of
$118 million on investments in the financial services sector, offset by a reduction of approximately $100 million
in unrealized market appreciation, primarily associated with an investment in the telecommunications industry.
In the third quarter of 1999, reported revenues were $341 million, mainly as a result of an increase in unrealized
appreciation in the portfolio.
Proprietary Positioning revenues were $310 million in the third quarter. Total return -
reported revenues and
the change in net unrealized value - was $337 million. Proprietary Positioning returns were driven by excellent.J.P. Morgan & Co. Incorporated 3
results in our fixed income and equity relative value portfolios in the U.S. and Europe. In the year-ago quarter
Proprietary Positioning revenues were $6 million and total return was a loss of $110 million.
The weakness in
the year-ago quarter resulted from significant losses in our U.S. government agency investment and Asian
portfolios, where we have significantly reduced risk.
Operating expenses
In the third quarter 2000, operating expenses were $1.609 billion, an increase of $268 million from the prior-year
period. Compensation expense, the primary driver of the increase, rose because of higher performance-driven
compensation and new hires, primarily in Investment Banking, Equities, and our corporate
e-finance
initiatives. The firm's efficiency ratio was 69% for the quarter and 67% for the year to date.
Income tax expense in the quarter totaled $199 million, based on an effective tax rate of 28%, compared to an
effective rate of 31% in last year's quarter. The year-to-date effective tax rate is 33%, compared with 34% for
the first nine months of 1999.
Capital
The firm purchased approximately $383 million of its common stock (2.8 million shares) in the third quarter
under its October 1999 authorization to repurchase up to $3 billion of common stock. The purchases for the
first nine months of 2000 totaled $1.5 billion (11.8 million shares). In conjunction with the merger
announcement, the Board of Directors cancelled the $142 million remaining under the October 1999 authorization to purchase up to $3 billion of J.P. Morgan common stock and terminated its dividend
reinvestment plan. Excess capital averaged $3.8 billion in the quarter compared with $4.1 billion for second
quarter of 2000.
At September 30, 2000, under the Federal Reserve Board's capital adequacy guidelines, J.P.
Morgan's estimated
tier 1 and total risk-based capital ratios were 8.8% and 12.4%, respectively; the estimated leverage ratio was
4.5%. At June 30, 2000, J.P. Morgan's tier 1 and total risk-based capital ratios were 8.4% and
12.1%,
respectively, and the leverage ratio was 4.4%.
###
J.P. Morgan is a leading global financial firm that meets critical financial needs for business enterprises,
governments, and individuals. The firm advises on corporate strategy and structure, raises capital, makes
markets in financial instruments, and manages investment assets. Morgan also commits its own capital to
promising enterprises and invests and trades to capture market opportunities.
This release may contain forward-looking statements. Our statements, which reflect management's beliefs and
expectations, are subject to risks and uncertainties that may cause actual results to differ materially from these.J.P. Morgan & Co. Incorporated 4
statements. For a discussion of the risks and uncertainties, please refer to the J.P. Morgan &
Co. Incorporated
1999 Annual Report.
J.P. Morgan & Co. Incorporated and The Chase Manhattan Corporation will hold a presentation for investors
at 11:00 a.m. (Eastern Daylight Time) on Wednesday, October 18 to review their respective financial results for
the quarter ended September 30, 2000. A live audio webcast of the presentation will be available on the
Internet at www.jpmorgan.com or www.chase.com. In addition persons interested in listening to the
presentation by telephone may dial in at 973-872-3100.
Attached are tables with our segment results; a financial summary; interim consolidated financial statements,
which are unaudited; and asset quality tables. J.P. Morgan news releases, including quarterly financial results
and a historical financial summary, are available on the Internet at www.jpmorgan.com..Segment
Results
J.P. Morgan & Co. Incorporated
The following table reflects our current management reporting structure. For a description of our segments, please refer to the
J.P. Morgan & Co. Incorporated 1999 Annual Report.
Third Quarter Third Quarter Second Quarter Nine Months Nine Months Increase / (Decrease),
Increase / (Decrease), Increase / (Decrease),
2000 1999 2000 2000 1999 3Q 2000 vs. 3Q 1999 3Q 2000 vs. 2Q 2000 YTD 2000 vs. YTD 1999
Investment Banking
Total revenues $426 $366 $426 $1,304 $1,102 $60 $ - $202
Total expenses 368 292 383 1,160 893 76 (15) 267
Pretax income 58 74 43 144 209 (16) 15 (65)
Pretax EVA 22 50 19 57 138 (28) 3 (81)
Average required economic capital 918 517 631 730 521 401 287 209
Equities
Total revenues 448 252 504 1,536 892 196 (56) 644
Total expenses 263 168 297 821 546 95 (34) 275
Pretax income 185 84 207 715 346 101 (22) 369
Pretax EVA 152 51 162 595 241 101 (10) 354
Average required economic capital 708 524 762 734 598 184 (54) 136
Interest Rate & Currency Markets
Total revenues 426 321 384 1,299 1,530 105 42 (231)
Total expenses 282 288 280 896 968 (6) 2 (72)
Pretax income 144 33 104 403 562 111 40 (159)
Pretax EVA 64 (65) 15 111 255 129 49 (144)
Average required economic capital 1,616 2,012 1,789 1,712 2,042 (396) (173) (330)
Credit Markets
Total revenues 346 425 348 1,244 1,752 (79) (2) (508)
Total expenses 189 153 164 615 633 36 25 (18)
Pretax income 157 272 184 629 1,119 (115) (27) (490)
Pretax EVA 6 135 76 242 609 (129) (70) (367)
Average required economic capital 4,181 3,716 3,709 3,864 4,225 465 472 (361)
Equity Investments
Total revenues 14 341 145 312 333 (327) (131) (21)
Total expenses 28 52 26 99 79 (24) 2 20
Pretax income (14) 289 119 213 254 (303) (133) (41)
Pretax EVA (115) 164 35 (2) 104 (279) (150) (106)
Average required economic capital 1,523 1,488 1,661 1,689 1,377 35 (138) 312
Proprietary Positioning
Total revenues 310 6 283 781 156 304 27 625
Total expenses 72 37 53 181 112 35 19 69
Pretax income 238 (31) 230 600 44 269 8 556
Pretax EVA 235 (193) 197 582 (382) 428 38 964
Average required economic capital 347 1,503 489 444 2,111 (1,156) (142) (1,667)
Asset Management Services
Total revenues 390 350 409 1,206 1,002 40 (19) 204
Total expenses 302 276 300 905 801 26 2 104
Pretax income 88 74 109 301 201 14 (21) 100
Pretax EVA 60 56 87 230 147 4 (27) 83
Average required economic capital 620 565 590 595 553 55 30 42
Corporate
Total revenues (38) (76) (20) (45) (100) 38 (18) 55
Total expenses 105 75 157 447 293 30 (52) 154
Pretax income (143) (151) (177) (492) (393) 8 34 (99)
Pretax EVA (112) (97) (207) (559) (258) (15) 95 (301)
Average required economic capital (1,198) (1,122) (1,273) (1,239) (1,316) (76) 75 77
Consolidated
Total revenues 2,322 1,985 2,479 7,637 6,667 337 (157) 970
Total expenses 1,609 1,341 1,660 5,124 4,325 268 (51) 799
Pretax income 713 644 819 2,513 2,342 69 (106) 171
Pretax EVA 312 101 384 1,256 854 211 (72) 402
Average required economic capital 8,715 9,203 8,358 8,529 10,111 (488) 357 (1,582)
5.Segment Results (continued)
J.P. Morgan & Co. Incorporated
Notes to segment results table:
-- We define economic value added (EVA) as operating income, adjusted to reflect certain segments on a total return basis, less
preferred stock dividends and a charge for the cost of equity capital. The firm's cost of equity capital is currently estimated
at 10.5%.
-- Corporate includes revenues and expenses related to Euroclear activities, as follows:
In millions
Third
Quarter
2000
Third
Quarter
1999
Second
Quarter
2000
Nine Months
2000
Nine Months
1999
Total revenues $87 $58 $81 $244 $188
Total expenses 8 8 4 21 20
Pretax income 79 50 77 223 168
Required versus available capital
J.P. Morgan & Co. Incorporated
In millions
Third
Quarter
2000
Nine Months
2000
Average common equity $11,030 $10,853
Trust preferred securities 1,150 1,150
Fixed and adjustable preferred stock 444 444
Other adjustments (101) (71)
Total available capital 12,523 12,376
Total required economic capital of
business segments 9,913 9,768
Corporate 1,272 1,282
Diversification (2,470) (2,521)
Total required economic capital 8,715 8,529
Excess available capital 3,808 3,847
Advisory and underwriting fees
J.P. Morgan & Co. Incorporated
Advisory Underwriting revenue Total advisory and
In millions fees and syndication fees underwriting fees
Third Quarter 2000 195 $ 205 $ 400 $
Third Quarter 1999 204 194 398
Second Quarter 2000 249 219 468
Nine Months 2000 680 731 1,411
Nine Months 1999 560 685 1,245
6.J.P. Morgan & Co. Incorporated
Financial Summary
J.P. Morgan & Co. Incorporated
Dollars in millions, except share data
Second
Third Quarter Quarter Nine Months
2000 1999 2000 2000 1999
Net Income $514 $442 $542 $1,684 $1,546
Economic value added (EVA) - after taxes 227 84 258 843 564
Per common share:
Net income
Basic $2.97 $2.39 $3.10 $9.64 $8.33
Diluted 2.77 2.22 2.90 9.05 7.76
Dividends declared 1.00 0.99 1.00 3.00 2.97
Book value $62.31 $58.42 $60.76
Common shares issued and outstanding
at period-end 159,770,014 174,880,978 159,869,519
Weighted-average number of common
and dilutive potential common shares
outstanding 181,478,885 194,671,633 183,730,614 182,933,133 195,864,571
Dividends declared on common stock $160 $174 $159 $482 $523
Dividends declared on preferred stock 10 7 10 29 25
Annualized rate of return on average
common stockholders' equity 18.2 % 15.6 % 19.6 % 20.4 % 18.6 %
As % of period-end total assets:
Common equity 4.0 % 4.4 % 4.2 %
Total equity 4.3 4.7 4.4
Regulatory capital ratios (a)
Tier 1 risk-based capital ratio 8.8 % 9.1 % 8.4 %
Total risk-based capital ratio 12.4 13.2 12.1
Leverage ratio 4.5 4.8 4.4
Risk-adjusted assets (a) 138,049 134,941 140,354
Average balances
Debt investment securities (b) $5,851 $27,316 $7,263 $8,589 30,196
Loans 26,103 26,026 26,399 26,384 26,358
Total interest-earning assets 195,702 190,178 194,812 192,038 193,217
Total assets 270,425 255,909 271,254 267,390 264,009
Total interest-bearing liabilities 185,267 183,154 184,591 182,066 187,522
Total liabilities 258,701 244,141 259,663 255,843 252,369
Common stockholders' equity 11,030 11,074 10,897 10,853 10,946
Total stockholders' equity 11,724 11,768 11,591 11,547 11,640
Net interest earnings before credit loss 361 405 393 1,225 1,260 provisions (fully taxable basis)
Net yield on interest-earning assets 0.73 % 0.84 % 0.81 % 0.85 % 0.87 %
Employees at period-end 17,044 15,287 15,988
(a) Regulatory capital ratios and risk-adjusted assets are estimates at September 30, 2000.
(b) Average debt investment securities are computed on historical amortized cost, excluding the effects of SFAS No. 115 adjustments.
7.J.P. Morgan & Co. Incorporated
Consolidated statement of income
J.P. Morgan & Co. Incorporated
In millions, except share data
Three months ended
September 30 September 30 Increase/ June 30 Increase/
2000 1999 (Decrease) 2000 (Decrease)
Net interest revenue
Interest revenue $3,354 $2,783 $571 $3,244 $110
Interest expense 3,004 2,394 610 2,865 139
Net interest revenue 350 389 (39) 379 (29)
Reversal of provision for loan losses (7) (45) 38 (4) (3)
Net interest revenue after loan
loss provisions 357 434 (77) 383 (26)
Noninterest revenues
Trading revenue 852 424 428 906 (54)
Advisory and underwriting fees 400 398 2 468 (68)
Investment management fees 284 270 14 303 (19)
Fees and commissions 233 206 27 232 1
Investment securities (loss) / revenue (1) 271 (272) 128 (129)
Other revenue / (loss) 197 (a) (18) (a) 215 59 (b) 138
Total noninterest revenues 1,965 1,551 414 2,096 (131)
Total revenues, net 2,322 1,985 337 2,479 (157)
Operating expenses
Employee compensation and benefits 1,118 889 229 1,097 21
Net occupancy 91 82 9 81 10
Technology and communications 247 229 18 246 1
Other expenses 153 141 12 236 (83)
Total operating expenses 1,609 1,341 268 1,660 (51)
Income before income taxes 713 644 69 819 (106)
Income taxes 199 202 (3) 277 (78)
Net income 514 442 72 542 (28)
Per common share
Net income:
Basic $2.97 $2.39 $0.58 $3.10 ($0.13)
Diluted 2.77 2.22 0.55 2.90 (0.13)
Dividends declared 1.00 0.99 0.01 1.00 -
(a) Includes a reversal of provision for credit losses on lending commitments of $29 million and $15 million for the three months ended September 30, 2000 and 1999, respectively.
(b) Includes a provision for credit losses on lending commitments of $37 million for the three months ended June 30, 2000.
8.J.P. Morgan & Co. Incorporated
Consolidated statement of income
J.P. Morgan & Co. Incorporated
In millions, except share data
September 30 September 30 Increase/
2000 1999 (Decrease)
Net interest revenue
Interest revenue $9,629 $8,253 $1,376
Interest expense 8,447 7,050 1,397
Net interest revenue 1,182 1,203 (21)
Reversal of provision for loan losses (11) (150) 139
Net interest revenue after loan
loss provisions 1,193 1,353 (160)
Noninterest revenues
Trading revenue 2,708 2,361 347
Advisory and underwriting fees 1,411 1,245 166
Investment management fees 863 776 87
Fees and commissions 749 611 138
Investment securities revenue 284 201 83
Other revenue 429 (a) 120 (a) 309
Total noninterest revenues 6,444 5,314 1,130
Total revenues, net 7,637 6,667 970
Operating expenses
Employee compensation and benefits 3,515 2,955 560
Net occupancy 254 244 10
Technology and communications 751 707 44
Other expenses 604 419 185
Total operating expenses 5,124 4,325 799
Income before income taxes 2,513 2,342 171
Income taxes 829 796 33
Net income 1,684 1,546 138
Per common share
Net income:
Basic $9.64 $8.33 $1.31
Diluted 9.05 7.76 1.29
Dividends declared 3.00 2.97 0.03
(a) Includes a net provision for credit losses on lending commitments of $9 million and $20 million for the nine months ended
September 30, 2000 and 1999, respectively.
Nine months ended
9.J.P. Morgan & Co. Incorporated
Consolidated balance sheet (preliminary)
J.P. Morgan & Co. Incorporated
In millions, except share data September 30 June 30 December 31
2000 2000 1999
Assets
Cash and due from banks $ 881 $ 2,498 $ 2,463
Interest-earning deposits with banks 5,156 5,122 2,345
Debt investment securities available-for-sale 5,050 5,920 14,286
Equity investment securities 1,484 1,738 1,734
Trading account assets (including derivative receivables of $35,549 at September 2000, $39,115 at June 2000
and $43,658 at December 1999) 140,428 124,391 117,592
Securities purchased under agreements to resell ($42,713 at September 2000, $41,910 at June
2000 and
$34,470 at December 1999) and federal funds sold 43,788 43,010 35,970
Securities borrowed 34,874 33,359 34,716
Loans, net of allowance for loan losses of $258 at September 2000, $283 at June 2000 and
$281 at December 1999 26,729 26,898 26,568
Accrued interest and accounts receivable 6,050 6,654 10,119
Premises and equipment, net of accumulated depreciation of $1,271 at September 2000, $1,361 at
June 2000
and $1,319 at December 1999 2,086 2,038 1,997
Other assets 15,155 14,695 13,108
Total assets 281,681 266,323 260,898
Liabilities
Deposits (including interest-bearing deposits of $38,402 at September 2000, $43,873 at June 2000 and $43,922 at December 1999) 40,184 46,511 45,319
Trading account liabilities (including derivative payables of $37,886 at September 2000,
$40,193 at June 2000
and $44,976 at December 1999) 83,537 81,324 80,417
Securities sold under agreements to repurchase ($82,748 at September 2000, $67,228 at June 2000
and
$58,950 at December 1999) and federal funds purchased 83,267 67,600 59,693
Commercial paper 12,124 8,152 11,854
Other liabilities for borrowed money 12,813 9,709 10,258
Accounts payable and accrued expenses 10,366 10,730 10,621
Long-term debt not qualifying as risk-based capital 16,486 18,025 19,048
Other liabilities, including allowance for credit losses of $134 at September 2000, $163 at
June 2000
and $125 at December 1999 4,801 6,383 5,897
263,578 248,434 243,107
Liabilities qualifying as risk-based capital:
Long-term debt 4,991 4,988 5,202
Company-obligated mandatorily redeemable preferred securities of subsidiaries 1,150 1,150 1,150
Total liabilities 269,719 254,572 249,459
Stockholders' equity
Preferred stock (authorized shares: 10,000,000)
Adjustable rate cumulative preferred stock, $100 par value (issued: 2,444,300) 244 244 244
Variable cumulative preferred stock, $1,000 par value (issued and outstanding: 250,000) 250 250
250
Fixed cumulative preferred stock, $500 par value (issued and outstanding: 400,000) 200 200 200
Common stock, $2.50 par value (authorized shares: 500,000,000; issued: 200,998,455 at September
2000,
June 2000 and December 1999) 502 502 502
Capital surplus 1,211 1,229 1,249
Common stock issuable under stock award plans 2,157 2,152 2,002
Retained earnings 12,052 11,717 10,908
Accumulated other comprehensive income:
Net unrealized gains on investment securities, net of taxes 25 53 44
Foreign currency translation, net of taxes (15) (14) (18)
16,626 16,333 15,381
Less: treasury stock (41,228,441 common shares and 15,000 preferred shares at September 2000,
41,128,936 common shares and 15,000 preferred shares at June 2000 and 36,200,897 common shares at December 1999) at cost 4,664 4,582 3,942
Total stockholders' equity 11,962 11,751 11,439
Total liabilities and stockholders' equity 281,681 266,323 260,898
10.Credit Exposures (preliminary)
J.P. Morgan & Co. Incorporated
Credit exposure (preliminary)
September 30, 2000 December 31, 1999
In billions Carrying value Fair value Carrying value Fair value
Derivatives $35.5 (a) $35.5 $43.7 (a) $43.7
Loans and lending commitments 26.6 (b) 26.7 26.4 (b) 26.5
Total credit exposures (c) 62.1 62.2 70.1 70.2
(a) Carried at fair value on the balance sheet with changes in fair value recorded in the income statement. Includes credit valuation adjustment as of
September 30, 2000 and December 31, 1999 of $617 million and $670 million, respectively.
(b) Amount net of allowance for credit losses of $392 million as of September 30, 2000 and $406 million as of December 31, 1999. Carrying value excludes
the notional value of lending commitments, which are off-balance-sheet instruments.
(c) Substantially all credit risk related to derivatives, loans, and lending commitment exposures are managed by the Credit Markets segment.
Credit exposure before and after collateral (preliminary)
After collateral and netting (b)
September 30, 2000 December 31, 1999 September 30, 2000 December 31, 1999
In billions Gross Exposure Gross Exposure Net Exposure Net Exposure
Derivatives $35.5 (a) $43.7 (a) $30.2 (a) $37.7 (a)
Loans (c) 27.0 26.8 18.8 18.9
(a) Includes the benefit of master netting agreements of $79.9 billion and $94.0 billion at
September 30, 2000 and December 31, 1999, respectively.
(b) Collateral held consisting of highly rated liquid securities (U.S. government securities)
and cash was as follows: derivatives - $5.3 billion
(September 30, 2000) and $6 billion (December 31, 1999); and loans - $8.2 billion (September
30, 2000) and $7.9 billion (December 31, 1999).
(c) Before allowance for credit losses.
Counterparty credit quality (preliminary)
Loans and lending
Derivatives commitments
September 30, 2000 December 31, 1999 September 30, 2000 December 31, 1999
AAA, AA 52 % 52 % 42 % 43 %
A 34313129
BBB 9 12 16 18
BB or below 5 5 11 10
100 100 100 100
Estimated percentages of credit exposures by counterparty credit rating based on internal credit ratings. Ratings of AAA, AA, A and BBB
represent investment-grade ratings and are analogous to those of public rating agencies in the
United States. Credit exposures reflect the
benefits of master netting agreements, collateral, and purchased credit protection (i.e. credit derivatives).
Equity investment securities
J.P. Morgan & Co. Incorporated
The following table shows gross unrealized gains and losses, a comparison of the cost, fair value and carrying value
of marketable, nonmarketable, and SBIC (small business investment company) securities portfolios of J.P. Morgan consolidated.
A substantial portion of these are included in our Equity Investments segment.
In millions: September 30 Marketable Nonmarketable SBIC securities
Accounting Fair value through equity Cost Fair value through earnings
Cost $198 $774 $303
Gross unrealized gains 36 88 185
Gross unrealized losses (12) (13) -
Net unrealized gains 24 75 185
Fair value 222 849 488
Carrying value on balance sheet 222 774 488
11.J.P. Morgan & Co. Incorporated
Asset Quality
Impaired loans
J.P. Morgan & Co. Incorporated
September 30, June 30, September 30,
In millions 2000 2000 1999
Impaired loans:
Commercial and industrial $113 $122 $ 131
Other 15 18 38
Total impaired loans 128 140 169
Allowances for credit losses
J.P. Morgan & Co. Incorporated
Allowance for loan losses
Third Quarter Nine Months Ended Third Quarter Nine Months Ended
In millions 2000 September 30, 2000 1999 September 30, 1999
Beginning balance $283 $281 $335 $470
(Reversal of provision) for loan losses (7) (11) (45) (150)
Recoveries - 12 17 23
Charge-offs: (a)
Commercial and industrial (5) (5) (6) (16)
Other, primarily other financial institutions (13) (19) - (26)
Net (charge-offs) / recoveries (18) (12) 11 (19)
Ending balance 258 258 301 301
(a) Charge-offs include losses on loan sales of $6 million for the three and nine months ended
September 30, 2000. Charge-offs
include losses on loan sales of $3 million for the three months ended September 30, 1999.
Charge-offs include losses on loan
sales, primarily banks and other financial institutions, of $33 million for the nine months ended September 30, 1999.
Components of the allowance for loan losses
September 30, June 30, September 30,
In millions 2000 2000 1999
Specific counterparty components in the U.S. $ 6 $ 9 $ 9
Specific counterparty components outside the U.S. 65 66 23
Total specific counterparty 71 75 32
Expected loss 187 208 269
Total allowance 258 283 301
Allowance for credit losses on lending commitments*
Third Quarter Nine Months Ended Third Quarter Nine Months Ended
In millions 2000 September 30, 2000 1999 September 30, 1999
Beginning balance $163 $125 $160 $125
(Reversal of provision) provision for credit losses (29) 9 (15) 20
Ending balance 134 134 145 145
Components of the allowance for credit losses on lending commitments*
September 30, June 30, September 30,
In millions 2000 2000 1999
Specific counterparty components in the U.S. $ 2 $ 19 $ 20
Specific counterparty components outside the U.S. 4 4 3
Total specific counterparty 6 23 23
Expected loss 128 140 122
Total allowance 134 163 145
* Includes commitments to extend credit, standby letters of credit, and guarantees.
12
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